                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) ________


                      ------------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                                        36-0899825
                                                                (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                           60670-0126
 (Address of principal executive offices)                             (Zip Code)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS  60670-0286
             ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312)732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


    -------------------------------------------------------------------------

                               NORWEST CORPORATION
               (Exact name of obligor as specified in its charter)

                Delaware                                              41-0449260
   (State or other jurisdiction of                               I.R.S. employer
  incorporation of organization)                          identification number)

  Norwest Center                                                      55479-1000
  Sixth and Marquette                                                 (Zip Code)
  Minneapolis, Minnesota
 (Address of Principal Executive Offices)

                                 Debt Securities

                         (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D. D., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.

ITEM 16.LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of August, 1994.

                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        BY:  /s/ Steven M. Wagner
                                             -----------------------------------
                                             STEVEN M. WAGNER
                                             VICE PRESIDENT AND SENIOR COUNSEL
                                             CORPORATE TRUST SERVICES DIVISION

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                        August 29, 1994



Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Norwest Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   By: /s/ Steven M. Wagner
                                       ----------------------------------------
                                        Steven M. Wagner
                                        Vice President and Senior Counsel
                                        Corporate Trust Services Division

                                    EXHIBIT 7



     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



Legal Title of Bank:          The First National Bank of Chicago      Call Date: 6/30/94  ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                        Page RC-1
City, State  Zip:             Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1994

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                              C400       LESS THAN-
                                                                              DOLLAR AMOUNTS IN           ------------   ----------
                                                                                  THOUSANDS         RCFD  BIL MIL THOU
                                                                              -----------------     ----  ------------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1). . . . . . .                          0081    2,999,432         1.a.
     b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . .                          0071    7,408,337         1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A). . . . .                          1754      114,178         2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D) . . .                          1773      354,495         2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . .                          0276    3,997,507         3.a.
     b. Securities purchased under agreements to resell. . . . . . . . . .                          0277      756,008         3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 2122 14,441,302                            4.a.
     b. LESS: Allowance for loan and lease losses. . . . . . . . . . . . .    RCFD 3123    336,826                            4.b.
     c. LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . .    RCFD 3128          0                            4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . .                          2125   14,104,476         4.d.
5.   Assets held in trading accounts . . . . . . . . . . . . . . . . . . .                          3545    9,635,521         5.
6.   Premises and fixed assets (including capitalized leases). . . . . . .                          2145      489,446         6.
7.   Other real estate owned (from Schedule RC-M). . . . . . . . . . . . .                          2150       59,331         7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M). . . . . . . . . . . . . . . . . . . .                          2130        6,886         8.
9.   Customers' liability to this bank on acceptances outstanding. . . . .                          2155      445,848         9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . .                          2143      131,253        10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . .                          2160    1,283,273        11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . .                          2170   41,785,991        12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:          The First National Bank of Chicago      Call Date: 6/30/94  ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                        Page RC-2
City, State  Zip:             Chicago, IL  60670-0460
FDIC Certificate No.:         0/3/6/1/8
                              ---------

SCHEDULE RC-CONTINUED


                                                                             DOLLAR AMOUNTS IN
                                                                                 THOUSANDS                    BIL MIL THOU
                                                                             -----------------                ------------

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1). . . . . . . . . . . . . . . . . . . .                          RCON 2200  14,100,202  13.a.
        (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . . . .    RCON 6631  5,795,942                         13.a.(1)
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . .    RCON 6636  8,304,260                         13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . . . .                          RCFN 2200   9,752,314  13.b.
        (1) Noninterest bearing. . . . . . . . . . . . . . . . . . . . . .    RCFN 6631    459,474                         13.b.(1)
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . .    RCFN 6636  9,292,840                         13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased. . . . . . . . . . . . . . . . . . . . . .                          RCFD 0278   2,766,451  14.a.
     b. Securities sold under agreements to repurchase . . . . . . . . . .                          RCFD 0279     355,648  14.b.
15.  a. Demand notes issued to the U.S. Treasury . . . . . . . . . . . . .                          RCON 2840     101,744  15.a.
     b. Trading Liabilities......................................................                   RCFD 3548   6,864,567  15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less . . . . . . . . . . . .                          RCFD 2332   1,955,477  16.a.
     b. With original  maturity of more than one year. . . . . . . . . . .                          RCFD 2333     488,023  16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 2910     273,578  17.
18.  Bank's liability on acceptance executed and outstanding . . . . . . .                          RCFD 2920     445,848  18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . . .                          RCFD 3200   1,175,000  19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . .                          RCFD 2930     765,341  20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . . .                          RCFD 2948  39,044,193  21.
22.  Limited-Life preferred stock and related surplus. . . . . . . . . . .                          RCFD 3282       0      22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . .                          RCFD 3838       0      23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 3230     200,858  24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . .                          RCFD 3839   2,254,940  25.
26. a. Undivided profits and capital reserves. . . . . . . . . . . . . . .                          RCFD 3632     287,009  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 8434         (38) 26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . . .                          RCFD 3284        (971) 27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . .                          RCFD 3210   2,741,798  28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) . . . . . . . . . . . . . . . .                          RCFD 3300  41,785,991  29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most
     comprehensive level of auditing work performed for the bank by independent external                        Number
                                                                                                      / RCFD 6724   N/A /
     auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . .. . . . .............. . . . . . ....       M.1.


1 =  Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)
___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
